UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NanoVibronix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 11, 2025

EXPLANATORY NOTE

On June 20, 2025, NanoVibronix, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, July 11, 2025, commencing at 10:00 a.m., Eastern Time. As previously disclosed, the board of directors of the Company has fixed the close of business on May 16, 2025, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct an inadvertent error in the number of shares of preferred stock reported as outstanding as of the Record Date on page 3 of the Proxy Statement. On page 3 thereof, the Proxy Statement previously stated that there were no shares of any series of preferred stock outstanding, when there were 320,348 shares of Series G Preferred Stock and 57,720 shares of Series X Preferred Stock of the Company issued and outstanding as of the Record Date. This change solely affects the disclosure as related to such shares of preferred stock outstanding as of the Record Date as reported on page 3 of the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

***

The following text replaces, in its entirety, the text on page 3 of the Proxy Statement appearing below “Who is entitled to vote at the Special Meeting and how many votes do they have?”

Holders of Common Stock at the close of business on the Record Date, may vote at the Special Meeting. There were 2,282,746 shares of Common Stock, 0 shares of Series C Preferred Stock, 0 shares of Series D Preferred Stock, 0 shares of Series E Preferred Stock, 0 shares of Series F Preferred Stock, 320,348 shares of Series G Preferred Stock and 57,720 shares of Series X Preferred Stock issued and outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting.

Pursuant to the rights of our stockholders contained in our charter documents, each share of our Common Stock is entitled to one vote on all matters listed in this proxy statement. There is no cumulative voting.